EXHIBIT 99.1
FOR:              AMREP Corporation
                  300 Alexander Park, Suite 204
                  Princeton, New Jersey 08540

CONTACT:          Peter M. Pizza
                  Vice President and Chief Financial Officer
                  (609) 716-8210

For Immediate Release
---------------------

AMREP CORPORATION ANNOUNCES PLANNED UNIFICATION OF PALM COAST DATA AND KABLE FULFILLMENT SERVICES

Princeton, N.J., October 10, 2008 - AMREP Corporation (NYSE:AXR) announced today that it will unify the magazine subscription, membership and direct mail fulfillment services businesses of its subsidiaries, Palm Coast Data and Kable Fulfillment Services, under one brand: Palm Coast Data -- and into one location:
Palm Coast, Florida. The Company's magazine and product distribution services businesses will not be affected, and will continue to operate under the Kable brand from their current locations.

According to Edward B. Cloues, II, the Chairman of the AMREP Board of Directors, the unification of the fulfillment services businesses is part of a long-range plan, initiated when AMREP acquired Palm Coast Data in January 2007, to streamline operations, improve service to clients and create cost efficiencies through the reduction of overhead costs and the elimination of operating redundancies. When the program is fully implemented, all of the Company's magazine subscription, membership and direct mail fulfillment services will be provided under the Palm Coast Data brand from one location employing a single operating system. Currently these services are provided under two brands, Palm Coast Data and Kable, operating from three locations, Palm Coast, Florida,
Louisville, Colorado and Mount Morris, Illinois, with a fourth location in Marion, Ohio having recently been closed.

"The unification program will position Palm Coast Data to offer the precise balance of experience, innovation and creativity needed to address the unique challenges faced by our clients", said John Meneough, the Chief Operating Officer of the Company's fulfillment services businesses. "We are unifying operations to enable our staff to be more proactive and more responsive - and our services to be more cost-effective."


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The  Company  estimates  that  full  implementation  of the  program  will  take approximately three years, and over that period will require approximately $25.0 million of capital expenditures and will involve approximately $7.0 million of non-recurring costs for severance, training and transition, facility closings, equipment relocation and impairment, and accelerated amortization. It is anticipated that the State of Florida and the City of Palm Coast will provide incentives for the program, including cash and employee training grants and tax relief, which could amount to as much as $7.0 million, largely contingent on existing job retention and new job creation.

ABOUT AMREP
-----------

AMREP Corporation, through its AMREP Southwest Inc. subsidiary, is a major landholder and leading developer of real estate in New Mexico, and through its other subsidiaries provides subscription fulfillment and related services to publishers and others, distributes magazines to wholesalers and provides product fulfillment services to publishers and others. For more information visit www.amrepcorp.com.
------------------

The statements in this news release regarding the combination of the magazine subscription, membership and direct mail fulfillment services businesses are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the control of AMREP and that could cause actual results to differ materially from such statements, including, without limitation, the Company's ability to efficiently unify the components of its fulfillment services businesses, the time required and costs involved in doing so, the expected achievement of improved customer service and cost efficiencies, the Company's ability to migrate customers to an integrated data processing system, and the availability of economic and tax incentives. Further information about these and other relevant risks and uncertainties may be found in the Company's Form 10-K and its others filings with the Securities and Exchange Commission, all of which are available from the Securities and Exchange Commission as well as from other sources. Recipients of this news release are cautioned to consider the risks and uncertainties and to not place undue reliance on the forward-looking statements contained therein. AMREP disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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